EXHIBIT 10

                                    SYMS CORP

                                AMENDMENT TO THE
                              AMENDED AND RESTATED
                  INCENTIVE STOCK OPTION AND APPRECIATION PLAN

     The first sentence of Paragraph 2 of the Amended and Restated Incentive Stock Option and Appreciation Plan (the "Plan") of Syms Corp, a North Jersey corporation (the "Corporation"), adopted by the Board, in March 1986, and approved by the stockholders, in May 1986, further amended by the Board in November 1987, and further amended in May 1993 upon approval of both the Board and the stockholders, is hereby deleted in its entirety and the following substituted in lieu thereof:

     2. Shares Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the aggregate of 1,500,000 shares of Common Stock, par value $.05 per share, of the Corporation ("Common Stock"), are available for the granting of stock appreciation rights and issuance upon the exercise of options under the Plan.